EXHIBIT 99.1

For Immediate Release
August 28, 2014

BLUE EARTH ANNOUNCES LONG-TERM ENERGY SAVINGS RELATIONSHIP WITH JBS USA HOLDINGS, INC.

COMPANIES TO BUILD CO-GENERATION POWER PLANT

Henderson, Nevada -- Blue Earth, Inc. (OTCQB: BBLU) (Company) a renewable/alternative energy and energy efficiency services company, announced today that it has signed an energy purchase agreement and land lease agreement with JBS Food Canada Inc. (JBS), a wholly owned subsidiary of JBS USA Holdings, Inc., in Brooks, Alberta, Canada, to design, build, finance, own and operate a $29 million (CAD$29,000,000) co-generation power facility.

Blue Earth’s Alberta, Canada co-generation power facility will supply electricity for JBS’s protein processing plant as well as thermal energy from the waste heat of the turbine. Excess power generated by the co-generation power facility will be sold to the Alberta Power Pool. To achieve the parties’ sustainability objectives, JBS and Blue Earth will incorporate several energy-saving solutions. The green technologies implemented will reduce JBS’s (Alberta) carbon footprint by an estimated 30 percent annually.

Cameron Bruett, Chief Sustainability Officer of JBS USA Holdings, Inc., said, " JBS is pleased to partner with Blue Earth in implementing long-term energy solutions that will reduce costs and minimize our carbon footprint through the use of alternative, renewable energy and energy efficient solutions.  The partnership includes the construction of a new co-generation power plant at our beef processing facility in Alberta, Brooks, Canada. Working with Blue Earth, JBS will improve the energy efficiency of many of our North American processing facilities over the next few years, improving the long-term sustainability of our organization, minimizing our environmental impact and continuing our role as a valued and responsible member of the communities in which we operate.”

Owning and operating the co-generation power facility is a significant step forward as Blue Earth becomes an independent energy producer with long-term recurring revenues from energy sales. The co-generation power facility will be financed through a combination of equity, senior debt and mezzanine debt as discussed in the Company’s public filings.

Dr. Johnny Thomas, CEO of Blue Earth Inc., said, “Blue Earth is excited to work with JBS on the Alberta co-generation project and potentially other co-generation power plants as well. We believe the immediate and long term cost savings to JBS, with no capital expenditures and the long term recurring revenue produced for the Company, will bring tremendous value to the shareholders of both companies. We anticipate the Alberta co-generation facility to commence operations in 1H of 2015.

About BBLU

BBLU is engaged in the clean technology industry with a primary focus on the energy efficiency and renewable energy sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

About JBS USA Holdings, Inc.

JBS USA Holdings, Inc. is a subsidiary of the publicly-listed, Brazilian company, JBS S.A., which is on the Sao Paulo Stock Exchange, in the Novo Mercado segment, under the ticker JBSS3.

JBS USA Holdings, Inc. also owns three-fourths, a controlling interest, of Pilgrim’s Pride Corporation (Pilgrim’s Pride), one of the largest chicken-producing companies in the world. Pilgrim's Pride is publicly listed on the New York Stock Exchange under the ticker PPC.

Investor Relations Contact:

Blue Earth, Inc.

Liviakis Financial Communications, Inc.

.

John C. Francis, Vice President

Michael Bayes, President

www.blueearthinc.com

www.liviakis.com

702.263.1808 Ext. 103

415.389.4670

jfrancis@blueearthinc.com

Michael@Liviakis.com

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-361-1786
bprag@delmarconsulting.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein, are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.